EXHIBIT 10.1

AGREEMENT

FOR THE EXCHANGE OF SECURITIES

By And Among

INFOSPI, INC.

(a Nevada corporation)

NEXPHASE LIGHTING, INC.

 (a Florida corporation)

And Its

SHAREHOLDERS

AGREEMENT

This SHARE EXCHANGE AGREEMENT (the “Agreement”), dated this 14th day of February 2011 (the “Effective Date”), is by and among InfoSpi, Inc., a Nevada corporation, (“ISPI”), with its principal business address at 19495 Biscayne Blvd., Suite 411, Aventura, Florida 33180, NexPhase Lighting, Inc., a Florida corporation, (“NLI”) with its principal business address at 7301 Wiles Road, Unit 103, Coral Springs, Florida 33067, and the shareholders of NLI (the “Shareholders”) per the attached Schedule A.  (ISPI, NLI and the Shareholders may collectively be referred to herein as the “parties”, or individually as a “party”.)

RECITALS

WHEREAS, ISPI InfoSpi was founded to develop innovative, practical and cost-effective solutions to some of the most significant environmental challenges facing industries and governments around the world today, including developing solutions in the area of energy savings through the development of high efficiency lighting fixtures and control systems; and

WHEREAS, NLI is a cutting-edge designer and developer of proprietary high quality, high efficiency LED lighting fixtures and control systems for commercial applications with a business plan for the manufacture and marketing of such devices; and

WHEREAS, ISPI desires to acquire NLI through the exchange of shares of its capital stock for that of NLI, wherein NLI would become its wholly-owned subsidiary,  and NLI desires to exchange all of its capital stock for that of ISPI in order to become a wholly-owned subsidiary of ISPI.

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows.

ARTICLE I

Fundamental Terms and Conditions

1.1            Recitals. The parties acknowledge and agree that the “Recitals” stated above are true and correct in all material respects.

1.2.           Share Exchange. At Closing (as hereinafter defined in Section 8.1) ISPI hereby shall exchange sixty-seven million, five hundred thousand (67,500,000) restricted shares of ISPI common stock (the “ISPI Shares”) in return for five-five million, six hundred and twenty-two thousand (55,622,000) restricted shares of the common stock of NLI, representing 100% of the shares of capital stock held by the Shareholders (the “NLI Shares”). The ISPI Shares shall be exchanged for the NLI Shares held per each of the Shareholders as defined on the attached Schedule B.

The parties hereto intend that the issuance of the ISPI Shares in exchange for the NLI Shares shall qualify as a “tax-free” reorganization as contemplated by the provisions of the Internal Revenue Code of 1986, as amended.

The parties hereby agree that the ISPI Shares to be issued to the Shareholders shall be restricted pursuant to Rule 144 and exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act"), and pursuant to Section 4(2) of the Act and the rules and regulations promulgated thereunder.

1.3           Assumption of NLI Assets and Liabilities.  At Closing ISPI hereby shall assume all rights and title to all assets and material agreements of NLI, and shall assume together with NLI, jointly and severally, responsibility for all liabilities of NLI as included in the NLI Financial Statements (cf., Section 3.5).

ARTICLE II

Representations and Warranties of ISPI

 ISPI hereby represents and warrants to NLI that:

2.1           Organization. ISPI is a corporation duly organized, validly existing and in good standing under the laws of Nevada, and has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

2.2           Capital. The authorized shares of ISPI consists of seven hundred and fifty million (750,000,000) shares of $0.001 par value common stock, and one hundred million (100,000,000) shares of $0.001 par value preferred stock.  As of the Effective Date, one hundred and sixteen million, eight hundred and ninety thousand, two hundred and fifty-eight (116,890,258) shares of common stock are issued and outstanding, and no shares of preferred stock. All of the outstanding common shares are duly and validly issued, fully paid and non-assessable. There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating ISPI to issue any additional shares of any class, except as disclosed to NLI.

2.3           Subsidiaries. ISPI does not have any subsidiaries.

2.4           Directors and Executive Officers. The names and titles of the directors and executive officers of ISPI are as follows:

Name                                           Position
Dror Svorai                                 President and sole Director

2.5           Financial Statements. On or before the Closing, ISPI shall provide NLI with reviewed financial statements of ISPI for the period ended September 30, 2010, and audited financial statements of ISPI for the fiscal year ended December 31, 2009 (the “ISPI Financial Statements”). The ISPI Financial Statements will be prepared in accordance with generally accepted accounting principles and practices consistently followed by ISPI throughout the periods indicated, and fairly present the financial position of ISPI as of the dates of the ISPI Financial Statements thereof.

2.6           Absence of Changes. Since January 1, 2011 there has not been any material change in the financial condition or operations of ISPI.  As used throughout this Agreement, “material” means:  Any change or effect (or development that, insofar as can be reasonably foreseen, is likely to result in any change or effect) that causes substantial increase or diminution in the business, properties, assets, condition (financial or otherwise) or results of operations of a party.  Taken as a whole, material change shall not include changes in national or international economic conditions or industry conditions generally; changes or possible changes in statutes and regulations applicable to a party; or the loss of employees, customers or suppliers by a party as a direct or indirect consequence of any announcement relating to this transaction.

2.7           Absence of Undisclosed Liabilities. As of January 1, 2011, ISPI did not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in the ISPI Financial Statements, or acknowledged to NLI.

2.8           Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, NLI, its legal counsel and accountants shall have prior to Closing, at their sole option and discretion, the opportunity to meet with ISPI’s accountants and attorneys to discuss the financial condition of ISPI during reasonable business hours and in a manner that does not interfere with the normal operation of ISPI’s business.  ISPI shall make available to NLI all books and records of ISPI.

2.9           Intellectual Property Rights. ISPI owns or has the right to use all trademarks, service marks, trade names, copyrights and patents material to its business.

2.10         Compliance with Laws. To the best of ISPI’s knowledge, ISPI has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations, including federal and state securities laws, except where such non-compliance would not have a material adverse impact upon its business or properties.

2.11         Litigation. ISPI is not a defendant in any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of ISPI, threatened against or affecting ISPI or its business, assets or financial condition; nor is in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it; nor is engaged in any material litigation to recover monies due to it, except as already disclosed to NLI.

2.12         Authority. The Board of Directors of ISPI has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and ISPI has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of ISPI and is enforceable in accordance with its terms and conditions.  A majority of the common shares have voted to agree to and approve the terms of this Agreement and the exchange of securities contemplated hereby.

2.13         Ability to Fulfill Obligations. The execution and delivery of this Agreement by ISPI and the performance by ISPI of its obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw, or other agreement or instrument to which ISPI is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of ISPI, or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of ISPI.

2.14         Full Disclosure. None of the representations and warranties made by ISPI herein or in any exhibit, certificate or memorandum furnished or to be furnished by ISPI, or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

2.15         Assets. ISPI’s assets are fully included in the ISPI Financial Statements and are not subject to any claims or encumbrances except as noted in the ISPI Financial Statements.

2.16         Indemnification. ISPI agrees to indemnify, defend and hold NLI harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees and related costs asserted by third parties against NLI which arise out of, or result from (i) any breach by ISPI in performing any of its covenants or agreements under this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by ISPI under this Agreement, (ii) a failure of any representation or warranty in this Article II or (iii) any untrue statement made by ISPI in this Agreement.

2.17         Criminal or Civil Acts. For the period of five years prior to the execution of this Agreement, no executive officer, director or principal stockholder of ISPI has been convicted of a felony crime, filed for personal bankruptcy, been the subject of a Commission or NASD or FINRA judgment or decree, or is currently the subject to any investigation in connection with a felony crime or Commission or NASD or FINRA proceeding.

ARTICLE III

Representations and Warranties of NLI

NLI represents and warrants to ISPI that:

3.1            Organization. NLI is a corporation duly organized, validly existing and in good standing under the laws of Florida, has all necessary corporate powers to carry on its business, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

3.2            Capital. The authorized shares of NLI consists of five hundred million (500,000,000) shares of $0.0001 par value common stock, and ten million (10,000,000) shares of $0.0001 par value preferred stock. As of the Effective Date, fifty-five million, six hundred and twenty-two thousand (55,622,000) shares of common stock are issued and outstanding, and no shares of preferred stock. All of the outstanding common shares are duly and validly issued, fully paid and non‑assessable. There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating NLI to issue any additional shares of any class, except as disclosed to ISPI.

3.3            Subsidiaries. NLI does not have any subsidiaries.

3.4            Directors and Officers. The name and title of the director and executive officer of NLI are as follows:

Name                      Position
Jon Cooper                                            President and CEO
Robert T. Ramsey                                 Director
Gil Messing                                           Director

3.5            Financial Statements.  On or before the Closing, NLI shall provide ISPI with current unaudited financial statements of NLI (the “NLI Financial Statements”).  The NLI Financial Statements will fairly present the financial position of NLI as of the date of the NLI Financial Statements thereof.

3.6            Absence of Changes. Since January 1, 2011, there has not been any material change in the financial condition or operations of NLI, except as contemplated by this Agreement.  As used throughout this Agreement, “material” means:  Any change or effect (or development that, insofar as can be reasonably foreseen, is likely to result in any change or effect) that causes substantial increase or diminution in the business, properties, assets, condition (financial or otherwise) or results of operations of a party.  Taken as a whole, material change shall not include changes in national or international economic conditions or industry conditions generally; changes or possible changes in statutes and regulations applicable to a party; or the loss of employees, customers or suppliers by a party as a direct or indirect consequence of any announcement relating to this transaction.

3.7            Absence of Undisclosed Liabilities. As of the Effective Date, NLI did not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in the NLI Financial Statements.

3.8            Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, ISPI, its legal counsel and accountants shall have the opportunity prior to Closing, at their sole option and discretion, to meet with the accountants and attorneys of NLI to discuss the financial condition of NLI, during reasonable business hours and in a manner that does not interfere with the normal operation of the business of NLI.  NLI shall make available to ISPI all books and records of NLI.

3.9            Intellectual Property Rights. Copies of any NLI’s trademarks, service marks, trade names, copyrights, trade  secrets, patents, patent applications, research, research reports and other intellectual property material have been provided to ISPI for its review prior to Closing (collectively, the “NLI Intellectual Property”). NLI owns free and clear of all liens or other encumbrances all the NLI Intellectual Property, and has the right to use all NLI Intellectual Property for the benefit of its business.

3.10           Compliance with Laws. To the best of NLI’s knowledge, NLI has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations, including federal and state securities laws, except where such non-compliance would not have a material adverse impact upon its business or properties.

3.11           Litigation. NLI is not a defendant in any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of NLI, threatened against or affecting NLI or its business, assets or financial condition, except as disclosed to ISPI prior to Closing.  NLI is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it, except as disclosed to ISPI prior to Closing.

3.12           Authority. The Board of NLI has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and NLI has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of NLI and is enforceable in accordance with its terms and conditions.

3.13           Ability to Fulfill Obligations. The execution and delivery of this Agreement by NLI and the performance by NLI of its obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw, or other agreement or instrument to which NLI is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of NLI, or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of NLI.

3.14           Full Disclosure. None of the representations and warranties made by NLI herein or in any exhibit, certificate or memorandum furnished or to be furnished by NLI, or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

3.15           Assets. As of the date of this Agreement, NLI does not have any assets and liabilities not disclosed on the NLI Financial Statements.

3.16           Material Contracts. On or before the Closing, NLI shall provide ISPI with copies of any material contracts for ISPI’s review.

3.17           Indemnification. NLI agrees to indemnify, defend and hold ISPI harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees asserted by third parties against ISPI which arise out of, or result from (i) any breach by NLI in performing any of its covenants or agreements under this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by NLI under this Agreement, (ii) a failure of any representation or warranty in this Article III or (iii) any untrue statement made by NLI in this Agreement.

3.18           Criminal or Civil Acts. For the period of five years prior to the execution of this Agreement, no executive officer, director or principal stockholder of NLI has been convicted of a felony crime, filed for personal bankruptcy, been the subject of a Commission or NASD or FINRA judgment or decree, or is currently the subject to any investigation in connection with a felony crime or Commission or NASD or FINRA proceeding.

ARTICLE IV

Representations and Warranties of the NLI Shareholders

4.1            Share Ownership. Each Shareholder holds NLI Shares, as set forth in attached Schedule A. Each Shareholder of record owns such NLI Shares beneficially, and such shares are not subject to any claims, liabilities, liens, charges, encumbrances or equities of any kind. Each Shareholder holds authority to exchange its NLI Shares pursuant to this Agreement and to deliver the NLI Shares to ISPI at Closing, and will therein transfer to ISPI valid title thereto, free and clear of all claims, liabilities, liens, pledges or charges of any kind.

4.2            Investment Intent. Each Shareholder understands and acknowledges that the ISPI Shares are being exchanged in reliance upon the exemption provided in 4(2) of the Securities Act of 1933, as amended, for non public offerings; and each Shareholder makes the following representations and warranties, with the intent that the same may be relied upon in determining suitability of each such Shareholder as acquire the ISPI Shares:

a) The ISPI Shares are being acquired solely for the account of each Shareholder, for investment purposes only, and not with a view toward, or for sale in connection with, any distribution thereof, and with no present intention of distributing or reselling any portion of the ISPI Shares.

b) Each Shareholder agrees not to dispose of its ISPI Shares or any portion thereof unless and until counsel for the ISPI shall have determined that the intended disposition is permissible and does not violate the Securities Act of 1933, as amended, or any applicable state securities laws, or the rules and regulations thereunder.

c) Each Shareholder is able to bear the economic risk of the investment that results from the Share Exchange (as referenced in Section 1.2).

d) Each Shareholder understands that its investment in the ISPI Shares is not liquid, and each Shareholder has adequate means of providing for its current needs and personal contingencies and has no need for liquidity in this investment.

4.3            Indemnification. Each Shareholder recognizes that the offer of the ISPI Shares in the Share Exchange (as referenced in Section 1.2) is based upon his/her representations and warranties set forth and contained herein, and hereby agrees to indemnify and hold harmless ISPI, its current officers, directors, employees, representatives an agents, against all liability, costs or expenses (including reasonable attorney’s) arising as a result of any misrepresentation made herein by any such Shareholder.

4.4            Restricted Securities. Each Shareholder understands and agrees that the certificate evidencing the ISPI Shares will have a restrictive legend placed thereon stating that the ISPI Shares have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and setting forth, or referring to, the restriction on transferability and sale of the ISPI Shares.

ARTICLE V

Covenants Prior to the Closing

5.1            Investigative Rights. Prior to the Closing, each party shall provide to the other party, and such other party’s counsel, accountants, auditors and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party’s properties, books, contracts, commitments and records for the purpose of examining the same.  Each party shall furnish the other party with all information concerning each party’s affairs as the other party may reasonably request.  If during the investigative period one party learns that a representation of the other party was not accurate, no such claim may be asserted by the party so learning that a representation of the other party was not accurate.

5.2            Conduct of Business. Prior to the Closing, each party shall conduct its business in the normal course and shall not sell, pledge or assign any assets without the prior written approval of the other party, except in the normal course of business.  Neither party shall amend its Articles of Incorporation or Bylaws (except as may be described in this Agreement), declare dividends, redeem or sell stock or other securities.  Neither party shall enter into negotiations with any third party or complete any transaction with a third party involving the sale of any of its assets or the exchange of any of its common stock.

5.3            Confidential Information.  Each party will treat all non-public, confidential and trade secret information received from the other party as confidential, and such party shall not disclose or use such information in a manner contrary to the purposes of this Agreement.  Moreover, all such information shall be returned to the other party in the event this Agreement is terminated.

5.4            Notice of Non-Compliance.  Each party shall give prompt notice to the other party of any representation or warranty made by it in this Agreement becoming untrue or inaccurate in any respect or the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

ARTICLE VI

Conditions Precedent to the Performance of ISPI

6.1            Conditions: ISPI’s obligations hereunder shall be subject to the satisfaction at or before the Closing of all the conditions set forth in this Article VI.  NLI may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by NLI of any other condition of or any of NLI’s other rights or remedies, at law or in equity, if ISPI shall be in default of any of its representations, warranties or covenants under this Agreement.

6.2            Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by ISPI in this Agreement or in any written statement that shall be delivered to NLI by ISPI under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

6.3            Performance. ISPI shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

6.4            Absence of Litigation. No action, suit or proceeding, including injunctive actions, before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against ISPI on or before the Closing Date.

6.5            Corporate Action. ISPI shall have obtained the approval of the ISPI shareholders for the transaction contemplated by this Agreement.

ARTICLE VII

Conditions Precedent to the Performance of NLI

7.1            Conditions. NLI’s obligations hereunder shall be subject to the satisfaction at or before the Closing Date of all the conditions set forth in this Article VII. ISPI may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by ISPI of any other condition of or any of ISPI’s rights or remedies, at law or in equity, if NLI shall be in default of any of its representations, warranties or covenants under this Agreement.

7.2            Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by NLI in this Agreement or in any written statement that shall be delivered to ISPI by NLI under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

7.3            Performance. NLI shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing date.

7.4            Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against NLI on or before the Closing date.

7.5            Corporate Action. NLI shall have obtained the approval of the NLI shareholders for the transaction contemplated by this Agreement.

7.6            Acceptance of Financial Statements. ISPI shall have reviewed and in its sole discretion accepted, prior to the Closing, the NLI Financial Statements.

7.7            Liabilities. On the Closing Date, NLI shall have the outstanding obligations and liabilities of NLI as listed in the NLI Financial Statements, as updated per the Closing date.

ARTICLE VIII

Closing

8.1            Closing. The closing of this Agreement shall be held at the offices of ISPI or NLI, or at any mutually agreeable place on or prior to February 18, 2011, unless extended by mutual agreement.  At the Closing:

(a)   ISPI shall deliver to NLI (i) a signed Board of Directors resolution approving this Agreement, and (ii) a letter of instruction to its transfer agent together with a Board of Directors resolution authorizing the issuance of the ISPI Shares in the names of the NLI Shareholders, and (iii) an Officer’s Certificate certifying the ‘Accuracy of Representations” in Section 6.2.

(b)   NLI shall deliver to ISPI (i) a signed Board of Directors resolution approving this Agreement, (ii) a Board of Directors resolution authorizing the transfer and issuance of the NLI Shares in the name of ISPI, and (iii) an Officer’s Certificate certifying the ‘Accuracy of Representations” in Section 7.2.

ARTICLE IX

Covenants Subsequent to the Closing Date

9.1            Unwind of the Transaction.  Should: (i) the Shareholders of ISPI or NLI declare in writing a breach of the representations and warranties of the other in this Agreement (a “Breach”), or (ii) should ISPI or its successors or assigns, or its shareholders facilitate a change of control of the board of directors of  ISPI within twelve (12) months of the Effective Date (a “Change of Control”) which Change of Control is not approved by a written vote of a majority of the Shareholders of NLI, or (iii) should ISPI not provide NLI within a period of forty-five days from the Effective Date with a minimum of one million dollars ($1,000,000 U.S.) of aggregate cash investment to be used per the “Use of Funds” as described in the attached Exhibit C (the “Funding Requirement”), wherein any such Breach, Change of Control or Funding Requirement is not waived by a majority vote of the Shareholders of NLI party to this Agreement as of the Effective  Date as listed in Exhibit A, or cured by ISPI to the satisfaction of the Shareholders of NLI in their sole judgment, then the Shareholders of NLI may notify ISPI that the transactions contemplated and executed by this Agreement and all agreements connected to it are to be immediately cancelled, and the assets and liabilities properly owned and titled to each of the parties before Closing shall be immediately returned to that respective party, including any and all assets or liabilities (the “Unwind”).  Should such an Unwind occur, 100% of the capital stock and assets of NLI shall be immediately transferred back to NLI, as well as any and all liabilities and obligations of NLI that may have been incurred from the time of Closing of this Agreement, whether or not any of them are unrelated to this Agreement. Any and all such Unwind actions taken by the Shareholders of NLI and NLI shall not be challenged by ISPI or its shareholders.

ARTICLE X

Miscellaneous

10.1           Captions and Headings. The article and Section headings throughout this Agreement are for convenience and reference only and shall not define, limit or add to the meaning of any provision of this Agreement.

10.2           No Oral Change. This Agreement and any provision hereof may not be waived, changed, modified or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

10.3           Non-Waiver. The failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions.  No waiver by any party of one breach by another party shall be construed as a waiver with respect to any other subsequent breach.

10.4           Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

10.5           Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto and supersedes all prior agreements and understandings.

10.6           Choice of Law. This Agreement and its application shall be governed by the laws of Nevada without giving effect to the rules or principles of conflict of law.

10.7           Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.8           Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed to the address of each party as each first appears above.

10.9           Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

10.10         Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

10.11         Finders. There are no finders in connection with this transaction.

10.12         Announcements.  The parties will consult and cooperate with each other as to the timing and content of any public announcements regarding this Agreement.

10.13         Expenses. Each party will bear their own expenses, including legal fees incurred in connection with this Agreement.

10.14         Survival of Representations and Warranties. The representations, warranties, covenants and agreements of the parties set forth in this Agreement or in any instrument, certificate, opinion or other writing providing for in it, shall survive the Closing.

10.15         Exhibits. As of the execution hereof, the parties have provided each other with the exhibits described herein.  Any material changes to the exhibits shall be immediately disclosed to the other party.

10.16         Termination, Amendment and Waiver.

(a)             Termination.  This Agreement may be terminated at any time prior to the Closing, whether before or after approval of matters presented in connection with the share exchange between ISPI and NLI:

(1)	By mutual written consent of ISPI and NLI;

(2)
If any court of competent jurisdiction or any governmental, administrative or regulatory authority, agency or body shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement; or

(3)
If the transaction shall not have been consummated on or before the Closing date, unless the failure to consummate the transaction is the result of a material breach of this Agreement by the party seeking to terminate this Agreement.

(4)	By ISPI, if NLI breaches any of its representations or warranties hereof or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement; and

(5)	By NLI, if ISPI breaches any of its representations or warranties hereof or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement.

(b)             Effect of Termination.  In the event of termination of this Agreement by either ISPI or NLI, as provided herein, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of ISPI or NLI, and such termination shall not relieve any party hereto for any intentional breach prior to such termination by a party hereto of any of its representations or warranties or any of its covenants or agreements set forth in this Agreement.

(c)             Extension; Waiver.  At any time prior to the Closing, the parties may, to the extent legally allowed, (a) extend the time for the performance of any of the obligation of the other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or waive compliance with any of the agreements or conditions contained herein.  Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.  The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

(d)             Procedure for Termination, Amendment, Extension or Waiver.  A termination of this Agreement, an amendment of this Agreement or an extension or waiver shall, in order to be effective, require in the case of ISPI or NLI, action by its respective Board of Directors or the duly authorized designee of each such Board of Directors.

10.17         No Interpretation Against Drafter.  There shall be no rule of interpretation against the drafter in drafting this Agreement.  All parties acknowledge they have had ample time to review this Agreement, make or negotiate any changes they deem necessary, and have had the opportunity to review this Agreement with their respective attorneys.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

“ISPI”	“NLI”

InfoSpi, Inc. a Nevada corporation	NexPhase Lighting, Inc. a Florida corporation

By:___________________________	By:_______________________________
Name: Dror Svorai	Name: Jon Cooper
Title: President	Title: President and CEO

SCHEDULE B

The following table lists all NLI Shareholders (the “NLI Shareholders”) who collectively represent 100% of the issued and outstanding capital stock of NLI, the number of shares held by each such shareholder, and the number of shares of ISPI that each such shareholder shall receive from the Share Exchange (cf., Section 1.2).

NLI Shareholder Name	NLI Shares Owned	ISPI Shares To Be Received in Share Exchange
Samuel J. Cooper	25,000,000	30,003,000
Dror Svorai	25,000,000	30,003,000
Robert T. Ramsey	5,000,000	6,750,000
Jaime A. Reyes	250,000	250,000
Gordon Lardi	250,000	250,000
R. Richard Gornall	10,000	20,000
Robert Stewart	10,000	20,000
Artice Allen	50,000	100,000
Roger Wallace	40,000	80,000
Ernest V. Matthews	12,000	24,000
Total Shares	55,622,000	67,500,000

SCHEDULE C

(Use of Funds)

The following is the “Use of Funds” as referenced in Section 9.1 of the Agreement:

	Expenditure	Amount

1.	Software and Firmware	$157,600.00

2.	Facility Costs	$327,131.00

3.	Testing and Validation Costs	$87,600.00

4.	Tooling Troffer	$153,969.00

5.	Tooling High Bay	$86,200.00

6.	Inventory	$187,500.00

	Total:	$1,000,000.00